                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                 SALOMON INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

Robert E. Denham

Chairman and
Chief Executive Officer

                                                                   April 4, 1997

Dear Stockholder:

     Attached are materials related to the annual meeting of stockholders, to be held in New York on May 7.

     I encourage you to attend the annual meeting. The meeting provides an opportunity for shareholders to question management about issues of significance to the Company. By actively participating with thoughtful questions, you can contribute to the quality of the meeting.

                                                        Sincerely,
                                                   /s/ Robert E. Denham
                                                     ROBERT E. DENHAM

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                                                                   April 4, 1997

To Our Stockholders:

     The Annual Meeting of Stockholders of Salomon Inc will be held in the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York 10048, on Wednesday, May 7, 1997, at 10:00 a.m. for the following purposes:

        1. To elect directors,

        2. To transact such other business as may properly come before the meeting.

     The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on March 17, 1997.

     All stockholders are urged to attend the meeting. However, in order to make sure that your shares are represented at the meeting, you are requested to sign, date and return the enclosed proxy promptly in the accompanying envelope, which requires no postage if mailed in the United States. This will not limit your right to vote in person.

                                              By Order of the Board of Directors

                                                           ARNOLD S. OLSHIN
                                                            Secretary

                                  SALOMON INC

        SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 212 783-7000

                          PROXY STATEMENT FOR THE 1997
                         ANNUAL MEETING OF STOCKHOLDERS

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy, being mailed to the stockholders on or about April 4, 1997, is solicited by the Board of Directors of the Company. If a proxy is duly received by the Secretary before the meeting, the shares represented by it will be voted on all matters to be acted upon at the meeting unless the proxy is revoked by written notice to the Secretary of the Company before the meeting or by voting by ballot at the meeting.

     Holders of the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock, Series A") and Common Stock as of the close of business on March 17, 1997 will be entitled to receive notice of and to vote at the meeting and any adjournment thereof. On that date, there were outstanding and entitled to vote 420,000 shares of Preferred Stock, Series A, each of which is entitled to 26.31579 votes with respect to each matter to be voted on at the meeting, voting together with the holders of the Common Stock, and 109,327,648 shares of Common Stock (exclusive of 50,024,028 shares held in the treasury) of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the meeting. The presence at the meeting in person or by proxy of the holders of Preferred Stock, Series A, and Common Stock holding in the aggregate a majority of the outstanding shares of the Company's stock entitled to vote shall constitute a quorum for the transaction of business. All matters to be acted upon at the meeting shall be approved by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will count for purposes of establishing a quorum but will not count as votes cast.

     The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally or by telephone by employees of the Company. The Company will reimburse brokers holding stock in their names, or in the names of their nominees, for their expenses in sending proxy material to the beneficial owners of such stock.

                            1. ELECTION OF DIRECTORS

     Eleven directors are to be elected at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualifies. All of the nominees indicated below, except Wesley S. Williams, Jr. and A. Thomas Young, are presently members of the Board of Directors. Dwayne O. Andreas, John L. Haseltine, William F. May and Robert G. Zeller, who are currently directors, are not standing for reelection. In the event any one or more of the following nominees are unable to serve, it is the intention of the persons named in the proxy to vote for the election of substitutes proposed by the Board of Directors or, if no substitute is proposed, for the remaining nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, except that Mr. Young's service on the Board of Directors is subject to approval of the Federal Energy Regulatory Commission.

     Information follows with regard to the nominees and their principal occupations during the past five years and board and committee memberships.

--------------------------------------------------------------------------------

WARREN E. BUFFETT

Mr. Buffett, age 66, has been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc., a holding company, for more than five years.(1) He also served as interim Chairman and Chief Executive Officer of the Company between August 18, 1991 and June 3, 1992 and interim Chairman and Chief Executive Officer of Salomon Brothers Inc between August 18, 1991 and May 27, 1992. Mr. Buffett is also a director of The Coca-Cola Company, The Washington Post Company and The Gillette Company.

Mr. Buffett has been a director of the Company since 1987 and is currently Chairman of the Executive Committee.
--------------------------------------------------------------------------------

ROBERT E. DENHAM

Mr. Denham, age 51, has been Chairman and Chief Executive Officer of the Company since June 1992, after serving as General Counsel of the Company from September 1991. For eighteen years prior thereto, he was a partner in the law firm of Munger, Tolles & Olson, Los Angeles, California. He rejoined Munger, Tolles & Olson as a partner in August 1992 and resigned from that firm on December 31, 1993.

Mr. Denham has been a director of the Company since 1992 and is currently Chairman of the Environmental Committee and a member of the Executive Committee.
--------------------------------------------------------------------------------

CLAIRE M. FAGIN

Dr. Fagin, age 70, has been Leadership Professor and Dean Emeritus, School of Nursing, University of Pennsylvania, since 1992. Prior thereto, she was Professor and Margaret Bond Simon Dean, School of Nursing, University of Pennsylvania, for more than five years. She also served as Interim President of the University of Pennsylvania from 1993 to 1994. Dr. Fagin is also a director and a member of the compensation committee of CMAC Corporation.

Dr. Fagin has been a director of the Company since 1994 and is currently a member of the Audit and Compliance Committee and the Environmental Committee.
--------------------------------------------------------------------------------

GEDALE B. HOROWITZ

Mr. Horowitz, age 64, has been an Executive Vice President of the Company for more than five years. Mr. Horowitz has been a director of the Company since 1981.
--------------------------------------------------------------------------------

DERYCK C. MAUGHAN

Mr. Maughan, age 49, has been an Executive Vice President of the Company since 1993. Additionally, he has been Chairman and Chief Executive Officer of Salomon Brothers Inc since May 1992, after having served as its Chief Operating Officer from August 1991.

Mr. Maughan has been a director of the Company since 1991.
--------------------------------------------------------------------------------

DAVID O. MAXWELL

Mr. Maxwell, age 66, has been retired since 1991 after serving as Chairman of the Board and Chief Executive Officer of Federal National Mortgage Association. Mr. Maxwell is also a director and a member of the compensation committees of Financial Security Assurance Holdings Ltd., Potomac Electric Power Company and SunAmerica Inc.

Mr. Maxwell has been a director of the Company since February 7, 1996 and is currently a member of the Audit and Compliance Committee and the Compensation and Employee Benefits Committee.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CHARLES T. MUNGER

Mr. Munger, age 73, has been Vice Chairman of the Board of Berkshire Hathaway Inc. for more than five years.(1) He is also Chairman and a director of Daily Journal Corporation, Chairman and a director of Wesco Financial Corporation and a director of Costco Companies, Inc.

Mr. Munger has been a director of the Company since 1987 and is currently a member of the Audit and Compliance Committee, the Compensation and Employee Benefits Committee and the Nominating Committee.
--------------------------------------------------------------------------------

SHIGERU MYOJIN

Mr. Myojin, age 47, has been a Managing Director of Salomon Brothers Inc for more than five years and its Vice Chairman and a member of its Operating Committee since 1995. He is also Chairman of the Company's Risk Management Group.

Mr. Myojin has been a director of the Company since February 7, 1996.
--------------------------------------------------------------------------------

LOUIS A. SIMPSON

Mr. Simpson, age 60, has been President and Chief Executive Officer-Capital Operations of GEICO Corporation, an insurance organization, since 1993 after having served as Vice Chairman of the Board of GEICO Corporation for more than five years.(1) He is also a director of Potomac Electric Power Company and Pacific American Income Shares, Inc. and a director and a member of the compensation committees of Thompson PBE, Inc. and COHR Inc.

Mr. Simpson has been a director of the Company since 1993 and is currently Chairman of the Audit and Compliance Committee and a member of the Executive Committee and the Nominating Committee.
--------------------------------------------------------------------------------

WESLEY S. WILLIAMS, JR.

Mr. Williams, age 54, has been a partner in the law firm of Covington & Burling, Washington, DC, for more than five years. He is also a trustee of Penn Mutual Life Insurance Company, a director of the Federal Reserve Bank of Richmond and a director and a member of the compensation committee of CarrAmerica Realty Corporation.
--------------------------------------------------------------------------------

A. THOMAS YOUNG

Mr. Young, age 58, is retired after serving as Executive Vice President of Lockheed Martin Corporation, an aeronautics and defense company, from April 1995 to July 1995 and, prior thereto, as President and Chief Operating Officer of Martin Marietta Corporation, a defense, aerospace, energy and information systems company, for more than five years. He is also a director of The B.F. Goodrich Company and Potomac Electric Power Company and a director and a member of the compensation committees of Cooper Industries, Inc., Dial Corporation, Memotec Corporation and Science Applications International Corporation.
--------------------------------------------------------------------------------

(1) For information with respect to Berkshire Hathaway Inc., see "Information as to Certain Stockholdings" below at Page 6. GEICO Corporation is a wholly-owned subsidiary of Berkshire Hathaway Inc.

BOARD OF DIRECTORS' ROLE, MEETINGS, COMMITTEES AND FEES

ROLE. The business of the Company is managed under the supervision of the Board of Directors. The Company's By-Laws provide that, subject to the direction of the Board, the Chairman shall have the general and active management of the Company's business. The Board has adopted a policy pursuant to which the Chairman should be a business-wise, shareholder-oriented person who does not have personal dependence on or loyalty to management personnel of any of the principal subsidiaries of the Company by virtue of long service with any of those organizations. He is responsible, among other things, for organizing Board process and information flow so that the Board can effectively perform its functions.

     A key function of the Board is the appointment and evaluation of senior officers who have the direct responsibility for conducting or supervising the business of the Company and its principal subsidiaries. The Board specifically articulates objectives for the Chairman and evaluates his performance against them. In addition, together with the Chairman, it sets objectives for the Chief Executive Officer of Salomon Brothers Inc and evaluates his performance in light of these objectives.

     The Board believes that its primary responsibility is to see that the Company is managed in the long-term interests of shareholders. The Board discharges this responsibility by meeting directly or through its committees with senior management to discuss, review and, where appropriate, approve policies and actions relating to significant issues including: (i) maintaining high standards for compliance and for ethical behavior toward customers and counterparties, (ii) determining the amount and structure of capital, (iii) maintaining appropriate risk management systems, (iv) developing and applying pro-shareholder compensation systems, and (v) providing fair reporting to shareholders about the Company and its results.

MEETINGS AND COMMITTEES. The Board of Directors of the Company held nine meetings in 1996. The Executive Committee of the Board of Directors held no meetings during the year. The Company's By-Laws provide that the Executive Committee may exercise most of the powers of the Board in the general and active management of the business and affairs of the Company.

     In addition to the Executive Committee, the standing committees of the Board of Directors include the Audit and Compliance Committee, the Compensation and Employee Benefits Committee, the Nominating Committee and the Environmental Committee.

     The Audit and Compliance Committee, which consists entirely of non-employee directors, holds regular meetings at which the Company's independent accountants and its internal auditors report directly to the Committee. The Audit and Compliance Committee monitors and provides oversight with respect to the Company's accounting policies, internal accounting controls and the scope and results of the independent accountants' examination of the financial statements.

     Additionally, the Audit and Compliance Committee establishes and reviews policies and their administration with respect to the compliance of the Company and its subsidiaries with regulatory and internal procedures and requirements and the Committee receives regular reports on regulatory and compliance matters from the Company's General Counsel. While it is inevitable that there will be instances in which such procedures or requirements are not fully met, the Committee seeks to minimize the risk that regulations and compliance policies are not followed. The Audit and Compliance Committee held fourteen meetings in 1996.

     The Compensation and Employee Benefits Committee establishes corporate policy on the compensation of officers and key employees of the Company. The report of the Compensation and Employee Benefits Committee regarding the 1996 compensation policies applicable to the Company's executive officers, including the specific relationship of corporate performance to executive compensation, is set forth below at Page 11. The Compensation and Employee Benefits Committee consisted in 1996 entirely of non-employee directors and held nine meetings in that year.

     The Nominating Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. The Board has directed the Nominating Committee to consider for nomination to the Board persons with the following qualities: (1) Owner-oriented. The director should be overwhelmingly focused on promoting the interests of owners.

Generally this owner-orientation is likeliest to be found in individuals who have an investment in Salomon's Common Stock that is significant to them. (2) Business-wise. The director should be highly talented in thinking about business issues in a creative and cooperative way and should be able to react quickly and with sound judgment to business ideas. He or she should be able and willing to express himself/herself effectively (and forcefully, if needed) on issues discussed by the Board. (3) Time Commitment. The director should be willing to make a sufficient time commitment to be an effective director, including likely service on at least one Board Committee.

     In considering candidates for Board vacancies, the Nominating Committee intends to make a wide canvass of possible nominees, including women and persons of diverse racial and cultural backgrounds. The Board believes that its procedure for seeking Board members and the qualifications it has set for Board service should over time produce a strong and diverse board membership. Although the Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration, the Committee will consider a candidate when accompanied by sufficient, reliable information on the candidate. The Nominating Committee held one meeting in 1996.

     The Environmental Committee oversees adherence to the Company's environmental commitment as set forth in the Environmental Policy Statement adopted by the Board in 1992. The Environmental Committee held two meetings in 1996.

ATTENDANCE. In 1996, all of the directors of the Company attended at least 75% of the aggregate number of meetings of the Board and meetings of Committees of the Board on which they served.

FEES. On February 5, 1997, the Board of Directors established a new schedule of directors' fees, effective May 7, 1997. Each non-employee director is entitled to an annual retainer of $40,000. In addition, the following directors' fees have been set: a $2,000 attendance fee for each board meeting and a $1,500 attendance fee for each committee meeting attended (if a committee meeting is held on the same day as a board meeting, a committee meeting attendance fee of $500 is paid); a $5,000 annual retainer for each committee member and a $5,000 additional annual retainer to each chairman of a committee. An unfunded deferred compensation plan for non-employee directors permits participants to elect, on or before December 31 of each year, to have all or a portion of the following year's fees deferred, with such deferred compensation accruing interest, at the election of the participant, at a rate equal to either the prime rate or a rate based on one or more designated deemed "investments", calculated on a quarterly basis. Amounts deferred (adjusted for deemed investment returns) are paid generally on a date selected by the participant at the time the deferral election is made. Additionally, a synthetic equity plan for non-employee directors permits such directors to elect, subject to the subsequent approval of the Board, on or before December 31 of each year to have all or a portion of the following year's fees deferred, which fees are converted quarterly into phantom shares of Common Stock of the Company at quarter-end prices. The deferral period generally is the earlier of five years or cessation of Board membership. At the end of such deferral period, participants receive a dollar amount equal to the value of a share of Common Stock on such day multiplied by the number of phantom shares of Common Stock credited to their accounts. Directors who are employees of the Company are not entitled to an annual retainer or to any attendance fees or fees for service on a committee.

INFORMATION AS TO CERTAIN STOCKHOLDINGS

     The following are the only persons known to the Company who own beneficially more than five per cent of any class of the Company's voting securities as of March 5, 1997:

                                                      TITLE OF             SHARES         PER CENT
                                                        CLASS            BENEFICIALLY     OF CLASS
                                                      OF STOCK              OWNED         OF STOCK
                                                 -------------------     -----------      --------
    Berkshire Hathaway Inc.(1)(2)..............  Common                   10,317,806          9.4
      and affiliates                             Preferred, Series A         420,000        100.0

    1440 Kiewit Plaza
    Omaha, Nebraska 68131

    Ross Financial Corporation.................  Common                    6,953,500          6.4
      and affiliates
    P.O. Box 31363 SMB
    Mirco Commerce Center
    Grand Cayman
    Cayman Islands, BWI

---------------
(1) The Company has been informed by Berkshire Hathaway Inc. ("Berkshire"), a Delaware corporation, and by Warren E. Buffett, as follows: Berkshire is a holding company, the capital stock of which is beneficially owned approximately 38.8% by Warren E. Buffett and three trusts of which he is a trustee but in which he has no beneficial economic interest and 3.0% by Mr. Buffett's wife, Susan T. Buffett. Additionally, approximately 1.5% of such capital stock is beneficially owned by Charles T. Munger. Mr. Buffett may be deemed to control Berkshire and thus to own beneficially the Company's stock owned beneficially by it. As of March 5, 1997, Berkshire owned beneficially (and, through wholly- or majority-owned subsidiaries, owned of record) 420,000 shares of Preferred Stock, Series A, of the Company, which shares are entitled to 11,052,631 votes, constituting approximately 9.1% of the votes entitled to be cast by the outstanding voting securities of the Company. The Preferred Stock, Series A, is convertible on the basis of
    26.31579 shares of Common Stock for each share of Preferred Stock, Series A, (subject to adjustment), or, in the aggregate, for 11,052,631 shares of Common Stock. Under Berkshire's Stock Purchase Agreement, dated September 27, 1987, with the Company, pursuant to which affiliates of Berkshire acquired the Preferred Stock, Series A, (the "Purchase Agreement"), the Company undertook to use its best efforts to nominate and elect Messrs. Buffett and Munger, or two other Berkshire representatives, to the Company's Board of Directors. For a description of the other terms of the Purchase Agreement, see "Compensation Committee Interlocks and Insider Participation" below at Pages 10-11. The Company has been informed by Berkshire that, on January 2, 1996, GEICO Corporation ("GEICO") became an indirect wholly-owned Berkshire subsidiary as a result of a merger of GEICO with an indirect wholly-owned subsidiary of Berkshire. Louis A. Simpson, a director and a nominee for director of the Company, is President and Chief Executive Officer-Capital Operations of GEICO.

(2) Included are 240,600 shares of Preferred Stock, Series A, constituting approximately 5.2% of the votes entitled to be cast by the Company's outstanding voting securities, owned of record by National Indemnity Company, a wholly-owned subsidiary of Berkshire. As of March 5, 1997, National Indemnity Company also owned 8,744,126 shares of the Company's Common Stock which are shown as beneficially owned by Berkshire.

     The following is the ownership, as of March 5, 1997, of shares of Common Stock and Preferred Stock, Series A, of the Company by all directors, nominees for director, the Executive Officers named in the table on Page 8 and the ownership as of such date by Executive Officers and directors of the Company as a group. Common Stock which is referred to as "beneficially owned," and the number of the Company's shares deemed to be outstanding, include any shares which may be purchased by any director or Executive Officer of the Company under the Company's 1984 Non-Qualified Stock Option Plan within sixty days from March 5, 1997 and any shares which may be acquired by any director or Executive Officer of the Company upon conversion of the Company's Restricted Convertible Subordinated Notes within sixty days from March 5, 1997. Common Stock which is referred to as "beneficially owned" also includes any shares owned by a spouse or minor child and any shares over which the individual directly or indirectly holds sole or shared voting or investment power. In addition, included are shares which have been allocated to the account of any director or Executive Officer of the Company under the Company's Equity Partnership Plans and a proportionate number of the 1,025,279 unallocated shares, as of March 5, 1997, in the trusts under the Equity Partnership Plans which directors and Executive Officers may direct the trustee of such trusts to vote at the Annual Meeting ("Unallocated Shares"). The Preferred Stock, Series A, as owned by Berkshire and deemed owned by Mr. Buffett, comprises 100% of the class outstanding and 12.2% of the outstanding voting power of the Company. All directors and Executive Officers as a group (17 persons) beneficially own 100% of the Preferred Stock, Series A 10.6% of the Common Stock and 18.7% of the outstanding voting power of the Company.

Except for Mr. Buffett, no individual nominee for director beneficially owns as much as 1.0% of outstanding Common Stock or voting securities having 1.0% of the outstanding voting power of the Company.

                                                                TITLE OF          SHARES
                                                                 CLASS          BENEFICIALLY
                                                                OF STOCK          OWNED
                                                                                ----------
Dwayne O. Andreas.......................................  Common                   100,000
Jerome H. Bailey........................................  Common                    42,292(4)
Warren E. Buffett.......................................  Common                10,317,806(1)
                                                          Preferred, Series A      420,000(1)
Robert E. Denham........................................  Common                    46,915(4)
Claire M. Fagin.........................................  Common                       405
John L. Haseltine.......................................  Common                   252,606(4)
Gedale B. Horowitz......................................  Common                   343,496(3)(4)
Deryck C. Maughan.......................................  Common                   362,725(2)(4)
David O. Maxwell........................................  Common                     1,000
William F. May..........................................  Common                     4,548
Charles T. Munger.......................................  Common                        --(5)
Shigeru Myojin..........................................  Common                    53,446(4)
Louis A. Simpson........................................  Common                    25,000
Wesley S. Williams, Jr..................................  Common                        --
A. Thomas Young.........................................  Common                     1,000
Robert G. Zeller........................................  Common                     6,450
17 Directors and Executive Officers as a Group..........  Common                11,632,802(6)(7)
                                                          Preferred, Series A      420,000

-------------
 (1) With respect to voting securities which may be deemed to be beneficially owned by Mr. Buffett, see footnotes (1) and (2) to the Table above on Page 6.

 (2) Shares beneficially owned by Mr. Maughan include 54,600 shares subject to options granted under the Company's 1984 Non-Qualified Stock Option Plan which may be exercised within sixty days from March 5, 1997.

 (3) Shares beneficially owned by Mr. Horowitz include 329,429 shares into which the Company's Restricted Convertible Subordinated Notes (see "Certain Transactions" below at Page 14) may be converted within sixty days from March 5, 1997.

 (4) Shares beneficially owned include Unallocated Shares as follows: Mr. Bailey, 2,019; Mr. Denham, 2,219; Mr. Haseltine, 11,153; Mr. Horowitz, 258; Mr. Maughan, 13,385 and Mr. Myojin, 2,483.

 (5) Mr. Munger is Vice Chairman of the Board of Berkshire. With respect to voting securities beneficially owned by Berkshire, see footnotes (1) and
     (2) to the Table above at Page 6.

 (6) Includes 54,600 shares of Common Stock subject to options granted under the Company's 1984 Stock Option Plan which may be exercised by directors and Executive Officers of the Company within sixty days from March 5, 1997, 329,429 shares of Common Stock into which the Company's Restricted Convertible Subordinated Notes may be converted by directors and Executive Officers of the Company within sixty days from March 5, 1997, 125 shares owned by a family member in which shares a person in the group disclaims any beneficial interest and 35,313 Unallocated Shares.

 (7) Participants in the Equity Partnership Plans generally are entitled to direct voting of a proportional number of unvoted allocated shares held under the Equity Partnership Plans. While participants are deemed to have beneficial ownership of such shares, the Table does not reflect such shares because the number of such shares cannot be determined.

EXECUTIVE COMPENSATION

     The following table shows the compensation in 1996, 1995 and 1994 of the Chief Executive Officer and the four most highly compensated Executive Officers of the Company who were serving as Executive Officers on December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                              ---------------------
                                                                                     AWARDS
                                                      ANNUAL COMPENSATION     ---------------------
                                                    -----------------------   RESTRICTED   OPTIONS/   ALL OTHER
                                                                   BONUS      STOCK AWARD    SARS    COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)      ($)         ($)(1)       (#)      ($)(2)(3)
-------------------------------------------- -----  ----------   ----------   -----------  --------  ------------
ROBERT E. DENHAM............................ 1996    1,000,000            0      858,847      0          887,011
Chairman and Chief Executive Officer         1995    1,000,000            0            0      0            9,963
                                             1994    1,000,000            0            0      0            9,170
JEROME H. BAILEY............................ 1996      250,000      750,000      496,757   40,000/0      353,998
Chief Financial Officer                      1995      250,000      750,000      343,549      0            7,867
                                             1994      250,000      750,000      456,821      0            6,436

JOHN L. HASELTINE........................... 1996      250,000    3,250,000            0      0        6,542,531
Managing Director of Salomon Brothers Inc     --            --           --           --      --              --
  and member of its Operating Committee(4)    --            --           --           --      --              --

DERYCK C. MAUGHAN........................... 1996      825,000    8,595,000    2,061,232      0           40,013
Executive Vice President                     1995      825,000       13,000      185,516      0           38,624
  and Chairman and Chief Executive           1994      825,000       13,000      148,010      0           36,966
  Officer of Salomon Brothers Inc

SHIGERU MYOJIN.............................. 1996      520,000   10,038,000    2,061,232      0       18,827,071
Vice Chairman of Salomon Brothers Inc         --            --           --           --      --              --
  and member of its Operating Committee       --            --           --           --      --              --

---------------

(1) Restricted stock awards are shown at market value on the date of grant. The number and value of the aggregate restricted stock holdings at December 31, 1996 for each of the persons named is as follows: Mr. Denham, 40,932 shares with a value of $1,928,921; Mr. Bailey, 37,242 shares with a value of $1,755,029; Mr. Haseltine, 205,536 shares with a value of $9,685,884; Mr.
    Maughan, 246,701 shares with a value of $11,625,785; and Mr. Myojin 45,805 shares with a value of $2,158,561. Such restricted stock was awarded to the persons named under the Company's Equity Partnership Plan for Key Employees ("EPP"). Awards under the EPP represent an unfunded, unsecured promise of the Company. Awards made prior to 1996 are generally distributed to participants five years after the date of grant, subject to acceleration in some circumstances and further deferral or forfeiture in others. Awards made in 1996 and thereafter are generally distributable to participants three years after the date of grant, subject to acceleration in some circumstances and further deferral or forfeiture in others. The EPP incorporates a dividend reinvestment structure, pursuant to which the Company contributes an additional 17.65% of any dividend in order to effect a 15% discount on all dividend reinvestments with respect to awards made prior to 1996. The EPP does not provide a discount for dividend reinvestments with respect to awards made in 1996 and thereafter. Participants' accounts in the EPP are held in a grantor trust established by the Company.

(2) In 1996, the Company awarded additional bonus compensation, the payment of which is required to be deferred in order to preserve the Company's compensation deduction under Section 162(m) of the Internal Revenue Code, as follows: Mr. Denham $875,000, Mr. Bailey $343,500, Mr. Haseltine $6,500,000 and Mr. Myojin $18,812,000. For a discussion of the Company's policy regarding Section 162(m), see the report of the Compensation and Employee Benefits Committee below at page 11.

(3) Amounts reported for 1996 also include a 17.65% contribution which the Company made in order to effect a 15% discount on all dividend reinvestments with respect to awards made prior to 1996 under the EPP for the named executives as follows: Mr. Denham $2,440, Mr. Bailey $2,927, Mr. Haseltine $22,960, Mr. Maughan $22,442; and also include contributions by the Company under the Salomon Inc Retirement Plan to the account of each of the named executives as follows: Mr. Denham $9,500, Mr. Bailey $7,500, Mr. Haseltine $19,500, Mr. Maughan $17,500 and Mr. Myojin $15,000; and also include $71 of term life insurance premium for each of the named executives which the Company pays.

(4) Mr. Haseltine resigned as a member of Salomon Brothers Inc's Operating Committee, effective January 1, 1997.

     The Company made no SAR grants or awards under long-term incentive plans in 1996 to any named Executive Officer or any other person.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                              NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                SHARES        OPTIONS                                 PRICE APPRECIATION FOR
                              UNDERLYING     GRANTED TO                                   TERM OF OPTION
                               OPTIONS      EMPLOYEES IN    EXERCISE    EXPIRATION    ----------------------
            NAME               GRANTED      FISCAL YEAR      PRICE         DATE          5%          10%
----------------------------  ----------    ------------    --------    ----------    --------    ----------
ROBERT E. DENHAM............      0            0               --          --            --           --
JEROME H. BAILEY............    40,000*          2.5        $ 44.875      12/4/01     $497,200    $1,094,960
JOHN L. HASELTINE...........      0            0               --          --            --           --
DERYCK C. MAUGHAN...........      0            0               --          --            --           --
SHIGERU MYOJIN..............      0            0               --          --            --           --

---------------

* All options were granted under the Salomon Inc Stock Incentive Plan which was approved by stockholders on May 4, 1994. All such options vest on December 4, 1999 and may be exercised in whole or in part on or after that date. Options are subject to cancellation prior to exercise upon termination of employment in certain specified circumstances.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTION/SAR VALUE(1)

                                                                                              VALUE OF
                                                                             NUMBER OF      UNEXERCISED
                                                                            UNEXERCISED     IN-THE-MONEY
                                                                            OPTIONS AT       OPTIONS AT
                                                                             FY-END(#)       FY-END($)
                                                 SHARES                    -------------   --------------
                                               ACQUIRED ON      VALUE      EXERCISABLE/     EXERCISABLE/
                    NAME                       EXERCISE(#)   REALIZED($)   UNEXERCISABLE   UNEXERCISABLE
---------------------------------------------  -----------   -----------   -------------   --------------
ROBERT E. DENHAM.............................    --            --               -0-/-0-           -0-/-0-
JEROME H. BAILEY.............................    --            --               -0-/-0-           -0-/-0-
JOHN L. HASELTINE............................    --            --               -0-/-0-           -0-/-0-
DERYCK C. MAUGHAN............................    --            --            54,600/-0-    $1,554,581/-0-
SHIGERU MYOJIN...............................    --            --               -0-/-0-           -0-/-0-

---------------

(1) The 1996 year-end value of the Company's Common Stock was $47.125. The dollar value shown in the Table is calculated by determining the difference between the year-end value of the Company's Common Stock and the exercise price of the options exercisable at year-end.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL PROVISIONS

     None of the Executive Officers named in the table on page 8 has an employment contract with the Company.

     In 1988, the Board of Directors approved amendments to certain of the Company's benefit plans, including the Salomon Inc Profit Sharing Plan, now the Salomon Inc Retirement Plan, (the "Retirement Plan"), and the 1984 Stock Option Plan. These amendments provide for the vesting and, under most circumstances, distribution of benefits and credits made under such Plans upon the occurrence of certain change of control events not approved by the Board of Directors. Upon such a change of control (as defined in the Plans), employees will be entitled to receive the immediate cash payment of the excess of the fair market value (as defined) of a share of Common Stock over the exercise price of each share covered by an option or a stock appreciation right under the 1984 Stock Option Plan. Similarly, the Company's Equity Partnership Plan for Key Employees provides for accelerated distributions to participants upon a change of control. Also, the Company's Stock Incentive Plan provides that all options become immediately exercisable upon a change of control. Additionally, the deferred compensation arrangements with Messrs. Denham, Bailey, Haseltine and Myojin described at footnote (2) on page 8 provide that all deferred amounts (adjusted for deemed investment gains and losses) will be distributed within 30 business days of a change of control. Finally, in the event of a change of control, each employee will be entitled to receive an amount not less than the year-end bonus paid to him in the year preceding the change of control, prorated for the number of months elapsed up to the change of control. If a change of control would have occurred on March 1, 1997, for example, Messrs. Denham, Bailey, Haseltine, Maughan and Myojin would have been entitled to receive at least the following amounts of cash compensation with respect to their 1996 year-end bonuses (in addition to benefits under the Company's other benefit plans described above):
$145,833, $182,250, $1,625,000, $1,432,500 and $4,808,333, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1996, the Compensation and Employee Benefits Committee consisted of Mr. Robert G. Zeller, as Chairman, and Messrs. William F. May, David O. Maxwell and Charles T. Munger. All of the members of the Committee were non-employees of the Company.

     Mr. Munger, a nominee for director of the Company, is Vice Chairman of the Board of Berkshire. Among the Company's transactions, in the ordinary course of its business in 1996, Salomon Brothers Inc sold to Berkshire and its affiliates (including GEICO) marketable securities having a value of approximately $4,015,659,000 and purchased from Berkshire and such affiliates marketable securities having a value of approximately $3,714,255,000. Additionally, in 1996, Berkshire and such affiliates paid commissions, fees, service charges and interest of $10,373,702 to Salomon Brothers Inc in connection with securities transactions and advisory services. The Company believes that its transactions with Berkshire and its affiliates are upon terms which are comparable to those the Company applies in transactions with other similar customers and counterparties.

     In addition, Berkshire and its subsidiaries own substantial equity positions in a number of other corporations, and have equity positions amounting to 10% or more of the voting power of American Express Company, The Gillette Company, USAir Group, Inc., PS Group Holdings, Inc. and The Washington Post Company. From time to time Salomon Brothers Inc engages in the ordinary course of its business in transactions with some or all of such entities as an underwriter of securities, as a broker of or dealer in securities, or otherwise. Additionally, other subsidiaries of the Company may engage in transactions with such entities from time to time. The Company believes that any such transactions are on terms comparable to those on which the Company deals with other third parties.

     In 1987, the Company entered into the Purchase Agreement with Berkshire pursuant to which affiliates of Berkshire acquired 700,000 shares of the Preferred Stock, Series A, for $700 million. On October 31, 1995, the Company redeemed 140,000 shares of the Preferred Stock, Series A in accordance with the terms of such

Preferred Stock. On October 29, 1996, Berkshire converted 140,000 shares of the Preferred Stock, Series A into 3,684,206 shares of the Company's Common Stock in accordance with the terms of such Preferred Stock. In the Purchase Agreement, Berkshire (which for purposes of the Purchase Agreement includes the affiliates of Berkshire) agreed that (i) Berkshire will not sell any of the Company securities owned by it to a third party without first giving the Company or its designee a reasonable opportunity to purchase such securities at the same price and on the same terms and conditions proposed with respect to an anticipated sale by Berkshire to a third party; and (ii) if the Company does not exercise its right of first refusal and buy Company securities which Berkshire proposes to sell, Berkshire will not knowingly sell to any one entity or group acting in concert Company securities giving such entity or group securities which amount in the aggregate to over 5% of the Company voting stock outstanding at the time of the sale. In the Purchase Agreement, the Company agreed to use its best efforts to nominate and elect Warren E. Buffett and Charles T. Munger, or two other Berkshire representatives, to the Company's Board of Directors. In addition, in connection with the distribution by the Company on February 18, 1988 of Preferred Share Purchase Rights to its stockholders, the Company issued Preferred Share Purchase Rights to the holders of the Preferred Stock, Series A, on the basis of one Right for each share of Common Stock into which a share of Preferred Stock, Series A, is convertible, and the holders of the Preferred Stock, Series A, waived the conversion adjustment they would otherwise have been entitled to under the terms of the Preferred Stock, Series A.

     In December 1996, Berkshire issued $500,000,000 aggregate principal amount of 1.00% Senior Exchangeable Notes due December 2, 2001 (the "Notes"). Such Notes may be exchanged at Berkshire's option at maturity or upon redemption or, at the holder's option, during certain periods for up to an aggregate of 8,825,000 shares of the Company's Common Stock. The Company's Board of Directors concluded, after reviewing the proposed terms of the Notes, that it was in the best interest of the Company to waive the Company's right of first refusal with respect to the shares of Common Stock into which the Notes are exchangeable.

                                   REPORT OF
                THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

     The Board's Compensation and Employee Benefits Committee (the "Committee") makes compensation decisions with respect to the Company's Chief Executive Officer and other executive officers including Messrs. Bailey, Haseltine, Myojin, and Maughan.

     In years prior to the enactment of Section 162(m) of the Internal Revenue Code, the "Million Dollar Limit", the Committee determined the compensation of senior officers in relation to a review of their performance with payment made in the same manner as other employees. As a result of this new provision, the Committee reviewed its procedures with the objectives that compensation continue to be based upon performance and be deductible by the Company. As a result of this review, the Committee presently intends to preserve the Company's deduction for compensation paid to senior executive officers by continuing to determine total compensation for such persons (other than Mr. Maughan, as explained below) based primarily upon a subjective performance evaluation and providing that any compensation subject to the Million Dollar Limit be paid in a manner that will preserve deductibility primarily by deferring the payment of such compensation. The Committee has determined not to apply exclusively formulae to determine the compensation of these individuals because it believes evaluation for senior executives in a complex business can be best made by the application of business judgment.

     In measuring financial performance, the Committee has established a "compensation year" commencing on October 1 and ending on September 30. Utilizing a "compensation year", rather than the Company's fiscal year which coincides with the calendar year, permits the Committee to evaluate results for an entire 12-month period in sufficient time to make final compensation decisions in December of each calendar year. Compensation year results often differ substantially from the results for the calendar year. For example, Salomon Inc earned $132 million in the compensation year ended September 30, 1995, while it earned $457 million for the calendar year 1995 and $847 million in the 1996 compensation year, while earning $907 million for the 1996 calendar year.

     In determining compensation for Mr. Denham and the other executive officers (except for Mr. Maughan) in December 1996, the Committee adhered to the approach of linking the interests of management with those of the owners by causing the individual manager's compensation to depend significantly upon his performance in relation to the performance (including financial and other results), over time, of the business unit or function for which he is responsible. Weight was also given to the overall results in the compensation year of Salomon Inc and Salomon Brothers Inc. Except in the case of Mr. Denham, salaries were low in comparison to total compensation so that the bulk of compensation was awarded on a performance basis as a year-end bonus. This approach, which is in accordance with industry practice, has the effect of limiting compensation to reflect poor business performance and increasing compensation to recognize significant results. After the Committee determined the total compensation for each executive officer, a portion of such total compensation was awarded in Company stock, (other than Mr. Haseltine) generally payable in three years, and subject to certain forfeiture provisions, under the Company's Equity Partnership Plan for Key Employees (which generally applies to highly compensated employees, including Executive Officers). The market value of the restricted stock awarded to each of the Executive Officers in 1996 is set forth in the Summary Compensation Table in the Company's 1997 Proxy Statement. Dividends paid on the restricted stock are reinvested for all Plan participants, including Executive Officers, pursuant to the terms of the Plan.

     In setting the 1996 compensation of Robert E. Denham, the Company's Chairman and Chief Executive Officer, the Committee took into account the Board's evaluation of Mr. Denham's performance in relation to the following factors (in order of importance):

     - Management of the Board of Directors process by insuring that the Board timely received the appropriate level of information to discharge its decision-making responsibilities;

     - Supervision of the senior officers of Salomon Inc and its major subsidiaries;

     - Supervision of the management of the Company's market and credit risks to insure that various business units were following appropriate risk/reward criteria;

     - Management of the allocation of the Company's capital to the various business segments, as well as the Company's overall level of capital.

     In addition to these criteria, the Committee also considered the Board's evaluation of Mr. Denham's performance in communicating with creditors and shareholders, maintaining a positive control environment, his role in dealing with special situations and otherwise building shareholder value.

     The Committee concluded that, based on their subjective judgment, Mr. Denham had performed well with respect to each of these factors and noted the significant increase in earnings in 1996. Taking into account these results, the Committee determined that Mr. Denham's total compensation in 1996 would be $2,500,000, an increase of 250% over his 1995 and 1994 compensation.

     Because Mr. Maughan is The Chairman and Chief Executive Officer of Salomon Brothers Inc and thus accountable for its performance, the Committee had previously determined that linking compensation by formula to the performance of Salomon Brothers provides an appropriate relationship between his total compensation and Salomon Brothers performance, while at the same time effectively responding to the issues raised by the Million Dollar Limit. Therefore, effective as of January 1, 1994, the Committee adopted, subject to approval by the Company's stockholders, which was obtained at the 1994 Annual Meeting, the Executive Officer Performance Bonus Plan to provide Mr. Maughan an appropriate performance incentive in a form intended to constitute "performance-based incentive compensation" pursuant to Section 162(m)(4)(C) of the Code. The basic premise of the Performance Bonus Plan is that Mr. Maughan's incentive compensation should be determined by two factors: the return on equity of Salomon Brothers, which he manages, and the relationship that Salomon Brothers' return on equity has to that of certain key competitors. The Committee certified that, under the formula in the Performance Bonus Plan, Mr. Maughan's 1996 compensation would be $10,920,000, consisting of salary and a non-performance based bonus of $1,000,000 and an award under the Performance Bonus Plan of $9,920,000.

     The Committee concluded that, based on their subjective judgment, Mr. Bailey performed well as Chief Financial Officer of the Company. The Committee recognized Mr. Bailey's continuing efforts to reduce costs through a process redesign effort.

     The Committee reviewed Mr. Haseltine's performance as the head of Global Fixed Income at Salomon Brothers and as a member of Salomon Brothers Operating Committee. The Committee noted the significant improvement in Fixed Income results for the compensation year, and based upon their subjective judgment recognized that Mr. Haseltine performed well by improving the quality of personnel and morale within his group, and as a member of the Operating Committee.

     The Committee reviewed Mr. Myojin's performance as the leader of the Company's Risk Management Group, and as the Head of Proprietary Trading for Salomon Brothers and a member of Salomon Brothers' Operating Committee. In particular, in light of Mr. Myojin's position as head of Proprietary Trading for Salomon Brothers, the Committee determined that it was appropriate that Mr. Myojin's compensation be determined, in large part, pursuant to a formula that was directly related to the profits resulting from Salomon Brothers' proprietary trading activities during the 1996 compensation year. Accordingly, Mr. Myojin's compensation is a direct reflection of the strong year in Proprietary Trading. In addition to this objective criterion, Mr. Myojin's compensation also was based, to a lesser extent, on the Committee's subjective determination that he had performed well not only as Head of Proprietary Trading but also in his roles as the leader of the Company's Risk Management Group and as a member of Salomon Brothers' Operating Committee.

     Mr. Bailey's, Mr. Haseltine's and Mr. Myojin's compensation levels were also positively affected by the significant improvement in Salomon Inc results for the compensation year.

     The Committee also reviewed and approved awards of options to acquire Company shares under the 1994 Salomon Inc Stock Incentive plan, to forty Managing Directors of Salomon Brothers. The award recipients were recommended by the Operating Committee of Salomon Brothers based upon their evaluation of the current performance and future potential of the Managing Directors of Salomon Brothers. The Operating Committee recommended and the Committee agreed that members of the Operating Committee did not need the incentives provided by an award and thus they were excluded from consideration.

                                          COMPENSATION AND EMPLOYEE
                                            BENEFITS COMMITTEE
                                               Robert G. Zeller, Chairman
                                               William F. May
                                               David O. Maxwell
                                               Charles T. Munger

                               PERFORMANCE GRAPH
          SALOMON INC VS. S&P INVESTMENT BANKING/BROKERAGE VS. S&P 500
           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN: 1991-1996

        MEASUREMENT PERIOD            S&P INVESTMENT
      (FISCAL YEAR COVERED)          BANKING/BROKERAGE        S&P 500           SALOMON INC
1991                                        100                 100                 100
1992                                     105.87              107.43              126.58
1993                                     142.77              118.11              160.25
1994                                     120.99              119.63              128.33
1995                                     162.11              164.03              123.25
1996                                     245.52              201.24              166.42

        TOTAL RETURN INDEX (DIVIDENDS RE-INVESTED AT THE END OF PERIOD)

     In 1995, the S&P Brokerage Index was discontinued and replaced by the S&P Investment Banking and Brokerage Index. The companies presently included in the S&P Investment Banking and Brokerage Index are Salomon Inc, Merrill Lynch & Co., Inc., and Morgan Stanley Group Inc.

CERTAIN TRANSACTIONS

     Warren E. Buffett, a director and a nominee for director of the Company, is Chairman, Chief Executive Officer and the principal shareholder of Berkshire and a director of The Coca-Cola Company, The Washington Post Company and The Gillette Company. For information regarding the Company's transactions in 1996 with Berkshire, The Coca-Cola Company, The Washington Post Company and The Gillette Company, see "Compensation Committee Interlocks and Insider Participation" above at Pages 10-11.

     Among the Company's transactions in 1996, during the period in which Ross Financial Corporation and its affiliates ("Ross") beneficially owned more than five percent of the Company's outstanding Common Stock, Salomon Brothers Inc, in the ordinary course of its business, sold to Ross marketable instruments having a value of approximately $1,787,590 and purchased from Ross marketable instruments having a value of approximately $21,451,252. The Company believes that such transactions with Ross were upon terms which are comparable to those the Company applies in similar transactions with other customers and counterparties. As of March 5, 1997, Ross beneficially owned more than five percent of the Company's outstanding Common Stock.

     On October 1, 1981, the Company and Salomon Brothers, an investment banking and securities trading partnership, combined their businesses. Pursuant to such combination, the Company issued an aggregate of $250,000,000 of 9% Restricted Convertible Subordinated Notes, due October 1, 1991 (the "Notes"), to Salomon Brothers, which Notes were subsequently distributed to certain of its partners. Upon issuance, the Notes were convertible, in accordance with their respective terms, into an aggregate of 18,000,000 shares of Common Stock (adjusted for the 2 for 1 stock split declared in 1983). The conversion period commenced October 1, 1982. Gedale B. Horowitz, who was a General Partner of Salomon Brothers prior to October 1, 1981 and is a director and a nominee for director of the Company, was a payee of Notes, as of December 31, 1996, in the principal amount of $4,575,406. From time to time, the Board of Directors has extended the maturity date of Notes held by then-current employees of the Company. On May 4, 1994, the Board of Directors approved an extension, until October 1, 1997, of the maturity date of such Notes, provided that the annual rate of interest on such Notes be reduced from and after October 1, 1994 to 5.5%. On March 5, 1997, the Board of Directors approved an extension, until October 1, 1999, of the maturity date of Mr. Horowitz's Notes, provided that the annual rate of interest on such Notes be reduced from and after October 1, 1997 to 5.25%. Mr. Horowitz is the only current employee of the Company holding Notes.

     In November 1993, the Company loaned Robert H. Mundheim, an Executive Officer of the Company, the sum of $900,000 to purchase a residence in New York City in connection with Mr. Mundheim's planned relocation from Philadelphia. The loan, of which $400,000 has been repaid, is interest-free.

     Since January 1, 1996, Salomon Brothers Inc, as agent or principal, has handled purchases and sales of securities (including different forms of repurchase transactions) from time to time for various of the directors and employees of the Company. The Company believes that such transactions were in the ordinary course of business, were at substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than normal risk of collectibility or present other features unfavorable to the Company.

                                2. OTHER MATTERS

     The By-Laws of the Company provide that stockholders are required to give written notice, not less than 30 days nor more than 60 days in advance of an Annual Meeting of Stockholders, in order to bring business before the meeting or nominate a person for election to the Board of Directors.

     Arthur Andersen LLP served as the Company's independent public accountants for 1996. Representatives from that Firm will be at the meeting of stockholders, will be given the opportunity to make a statement if they so desire, and will be available to take appropriate questions. The Company has not selected auditors for the current year since its practice is for the Board of Directors to make such selection after mid-year.

     At the date of this Proxy Statement, the management has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is properly presented at the meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

     Stockholders desiring to have any proposal considered for inclusion in proxy material for the 1998 Annual Meeting of Stockholders should submit such proposal to the Company not later than December 5, 1997.

                                             By Order of the Board of Directors,

                                                     ARNOLD S. OLSHIN
                                                        Secretary
April 4, 1997

                                  SALOMON INC

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   THE COMPANY FOR ANNUAL MEETING MAY 7, 1997
P

R The undersigned hereby constitutes and appoints Robert E. Denham, Robert H. Mundheim and Arnold S. Olshin, and each of them, his true and lawful agents
O and proxies with full power of substitution in each, to represent, and to vote the shares of the undersigned at the Annual Meeting of Stockholders
X of SALOMON INC to be held in the Salomon Brothers Auditorium, Seven World Trade Center, New York, New York, on Wednesday, May 7, 1997 at 10:00 a.m.
Y    and at any adjournments thereof on all matters coming before said meeting.

                Election of Directors. Nominees:

                Warren E. Buffett, Robert E. Denham, Claire M. Fagin, Gedale B. Horowitz, Deryck C. Maughan, David O. Maxwell, Charles T. Munger, Shigaru Myojin, Louis A. Simpson, Wesley S. Williams, Jr., A. Thomas Young

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                   ------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                   -----------


                             *FOLD AND DETACH HERE*

      Please mark your
X     votes as in this
      example.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR election of each nominee.

--------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE.
--------------------------------------------------------------------------------
                      FOR            WITHHELD

  1. Election of
     Directors.
     (see reverse)

  For, except vote withheld from the following nominee(s):

  ------------------------------------------------------
--------------------------------------------------------------------------------

                                   This Proxy Must Be Signed Exactly as Name
                                   Appears Hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


                                  ---------------------------------------------

                                  ---------------------------------------------
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